SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

        THIS SECOND AMENDMENT dated as of October 31, 2003 (this “Second Amendment”) to the Note Purchase Agreement dated as of October 12, 2000, as amended through the date hereof (the “Note Agreement”) is between Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), and The Prudential Insurance Company of America (“Prudential”).

RECITALS

    A.        The Company and Prudential have heretofore entered into the Note Agreement.

    B.        The Company and Prudential now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

    C.        Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

    D.        All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

        NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Prudential do hereby agree as follows:

Section 1.     Amendments to Note Agreement

        1.1     Section 9.6 of the Note Agreement is hereby amended by deleting the title of such Section and inserting in place thereof “Security; Execution of Pledge Agreement, Foreign Subsidiary Guaranty and Subsidiary Guaranty”.

        1.2     Section 9.6(a) of the Note Agreement is hereby amended by deleting the title of such Section 9.6(a) in its entirety and inserting in place thereof the following:

“(a) The Notes and other Senior Secured Indebtedness will, at the option of the Company, either be (x) secured by the Pledged Securities of each Material Foreign Subsidiary, or (y) guaranteed by each Material Foreign Subsidiary pursuant to a foreign subsidiary guaranty substantially in the form of the Subsidiary Guaranty (with such modifications as the Required Holders may reasonably request) (a “Foreign Subsidiary Guaranty”), in either case, as set forth below; provided that if the Company elects to cause a Material Foreign Subsidiary to deliver a Foreign Subsidiary Guaranty, such Material Foreign Subsidiary shall also deliver the same Foreign Subsidiary Guaranty to, and for the benefit of, each Senior Secured Creditor party to the Amended and Restated Collateral Agency and Intercreditor Agreement.

    (i)        Pledged Securities of each Material Foreign Subsidiary. In each instance where the Company elects to comply with clause (x) of Section 9.6(a) above, within 5 days after the Company or any of its Restricted Subsidiaries acquires a Material Foreign Subsidiary or within 5 days after the Company delivers consolidating financial statements pursuant to Section 7.1 showing that any of Company’s existing Subsidiaries has become a Material Foreign Subsidiary, the Company shall cause the Pledged Securities of such Material Foreign Subsidiary to be pledged pursuant to a supplement to the Pledge Agreement (unless a pledge of such Pledged Securities (x) is legally unobtainable or (y) the consent of a governmental authority is required in order to obtain such pledge and such consent has not been obtained after the Company’s commercially reasonable efforts to obtain such consent, and Company delivers an opinion of outside counsel, in form and substance reasonably satisfactory to the holders of the Notes and their counsel, to the effect that such pledge was not legally obtainable or such consent was not obtained; provided, however, if the consolidated total revenues of NSE Korea Ltd., a Korean corporation, equal or exceed 10% of the consolidated total revenues during the four most recently ended fiscal quarters of the Company and its Subsidiaries during such period, then the Company shall be required to comply with this Section 9.6(a)(i) regardless of the foregoing). The Company shall promptly take all actions as may be necessary or desirable to give to the Collateral Agent, for the ratable benefit of the holders of the Notes and the other Senior Secured Creditors, a valid and perfected first priority Lien on and security interest in the Pledged Securities of such Material Foreign Subsidiary and shall promptly deliver to the holders of the Notes (i) a supplement to the Pledge Agreement executed by each Pledgor of the Pledged Securities of such Material Foreign Subsidiary, (ii) a certificate executed by the secretary or an assistant secretary of each Pledgor as to (a) the incumbency and signatures of the officers of such Pledgor executing the supplement to the Pledge Agreement, and (b) the fact that the attached resolutions of the Board of Directors of such Pledgor authorizing the execution, delivery and performance of the supplement to the Pledge Agreement are in full force and effect and have not been modified or rescinded, (iii) at the request of a holder of any Note, a favorable opinion of counsel, in form and substance reasonably satisfactory to the holders of the Notes and their counsel, as to (a) the due organization and good standing of such Pledgor, (b) the due authorization, execution and delivery by such Pledgor of the supplement to the Pledge Agreement, (c) the enforceability of the supplement to the Pledge Agreement, and (d) such other matters as the Required Holders may reasonably request, all of the foregoing to be satisfactory in form and substance to the holders of the Notes and their counsel; provided that the opinion described in this clause (iii) may be given by the Company’s in-house counsel and may contain reasonable assumptions, if necessary, relating to the fact that such counsel may not be admitted to practice law in the applicable jurisdiction, and (iv) such other assurances, certificates, documents, consents or opinions as the Required Holders reasonably may require.

    (ii)        Foreign Subsidiary Guaranty. In each instance where the Company elects to comply with clause (y) of Section 9.6(a) above, within 5 days after the Company or any of its Restricted Subsidiaries acquires a Material Foreign Subsidiary or within 5 days after the Company delivers consolidating financial statements pursuant to Section 7.1 showing that any of Company’s existing Subsidiaries has become a Material Foreign Subsidiary, the Company shall cause such Material Foreign Subsidiary to execute and deliver a Foreign Subsidiary Guaranty. The Company shall promptly deliver to the holders of the Notes, together with the Foreign Subsidiary Guaranty, (i) a certificate executed by the secretary or an assistant secretary of such Material Foreign Subsidiary as to (a) the incumbency and signatures of the officers of such Material Foreign Subsidiary executing the Foreign Subsidiary Guaranty, and (b) the fact that the attached resolutions of the Board of Directors of such Material Foreign Subsidiary authorizing the execution, delivery and performance of the Foreign Subsidiary Guaranty are in full force and effect and have not been modified or rescinded, (ii) at the request of a holder of any Note, a favorable opinion of counsel, in form and substance reasonably satisfactory to the holders of the Notes and their counsel, as to (a) the due organization and good standing of such Material Foreign Subsidiary, (b) the due authorization, execution and delivery by such Material Foreign Subsidiary of the Foreign Subsidiary Guaranty, (c) the enforceability of the Foreign Subsidiary Guaranty, and (d) such other matters as the Required Holders may reasonably request, all of the foregoing to be satisfactory in form and substance to the holders of the Notes and their counsel; provided that the opinion described in this clause (ii) may be given by the Company’s in-house counsel and may contain reasonable assumptions, if necessary, relating to the fact that such counsel may not be admitted to practice law in the applicable jurisdiction, and (iii) such other assurances, certificates, documents, consents or opinions as the Required Holders reasonably may require.”

        1.3     Section 10.4 of the Note Agreement is hereby amended in its entirety to read as follows:

                 "10.4    Minimum Consolidated Net Worth."

The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (i) $271,935,200, (ii) an aggregate amount equal to 60% of Consolidated Net Income (but, in each case, only if a positive number) earned in (a) the six months ended December 31, 2000, and (b) unless clause (iii) below is operative for any given fiscal quarter (in which case such fiscal quarter shall be excepted from this clause (ii)), each complete fiscal quarter thereafter, (iii) for the fiscal quarter ended December 31, 2003 and each fiscal quarter ended thereafter to but not including the fiscal quarter in which Total Indebtedness is first reduced to $120,000,000 or less, an aggregate amount equal to 70% of Consolidated Net Income (in each case to the extent a positive number) earned in each such fiscal quarter, and (iv) 50% of the net proceeds realized by the Company and its Restricted Subsidiaries from the sale of Equity Securities subsequent to June 30, 2000, excluding issuances of Equity Securities upon exercise of employee stock options or rights under any employee benefit plans (excluding such exercise by any Person that owns greater than 5% of the Equity Securities of the Company), issuances of Equity Securities in connection with acquisitions by the Company and its Restricted Subsidiaries and reissuances of up to $60,000,000 of treasury securities purchased by the Company after October 12, 2000, so long as not purchased in the fourth quarter of 2003.”

         1.4    Section 11(l) of the Note Agreement is hereby amended in its entirety to read as follows:

    “(l)        a Foreign Subsidiary Guaranty ceases to be in full force and effect with respect to any Material Foreign Subsidiary (or any other Foreign Subsidiary executing such Foreign Subsidiary Guaranty), or any Material Foreign Subsidiary (or any other Foreign Subsidiary executing such Foreign Subsidiary Guaranty) contests the validity thereof; or”

        1.5     Schedule A of the Note Agreement is hereby amended by inserting the following definition in proper alphabetical order:

“Foreign Subsidiary Guaranty” shall have the meaning specified in Section 9.6(a).

        1.6     Schedule A of the Note Agreement is hereby further amended by amending and restating the definition of “Material Subsidiaries” in the following manner:

“Material Subsidiaries” means, at any time, (a) NSE Korea Ltd., a Delaware corporation, Nu Skin Japan Co., Ltd., a Japanese corporation, Nu Skin International, Inc., a Utah corporation, Nu Skin Enterprises Hong Kong, Inc., a Utah corporation, Nu Skin Taiwan, Inc., a Utah corporation, Nu Skin United States, Inc., a Delaware corporation, and Big Planet, Inc., a Delaware corporation; and (b) each other Subsidiary of the Company which (i) had revenues during the four most recently ended fiscal quarters equal to or greater than 5.0% of the consolidated total revenues of the Company and its Subsidiaries during such period (provided that (A) if the Company and Subsidiaries collectively own not more than 30% of the outstanding equity, by value, of Nu Skin Malaysia Holdings, then Nu Skin Malaysia Holdings and its subsidiaries shall not be deemed Material Subsidiaries by reason of this clause (i) unless their consolidated revenues during the four most recently ended fiscal quarters equaled or exceeded 15.0% of the consolidated total revenues of the Company and its Subsidiaries during such period, or (B) NSE Korea Ltd., a Korean corporation, shall not be deemed a Material Subsidiary by reason of this clause (i) unless its consolidated total revenues during the four most recently ended fiscal quarters equaled or exceeded 10% of the consolidated total revenues of the Company and its Subsidiaries during such period, or (ii) is an obligor under any Guaranty with respect to the Indebtedness of the Company under any Significant Credit Facility.

        1.7     Schedule A of the Note Agreement is hereby further amended by amending and restating the definition of “Collateral Documents” in the following manner:

“Collateral Documents” means the Pledge Agreement, the Subsidiary Guaranty, the Amended and Restated Collateral Agency and Intercreditor Agreement, any Foreign Subsidiary Guaranty, and all other documents, evidencing, securing or relating to the Notes, the payment of the indebtedness evidenced by the Notes and all other amounts due from the Company or any Restricted Subsidiary evidenced or secured by this Agreement, the Notes or the Collateral Documents.

        1.8     Schedule A of the Note Agreement is hereby further amended by amending and restating the definition of “Consolidated Net Worth” in the following manner:

“Consolidated Net Worth” means, at any time, (a) the consolidated stockholders’ equity of the Company and the Restricted Subsidiaries, as defined according to GAAP, plus (b) to the extent funded with the proceeds of a debt offering and cash and not with proceeds of any equity issuance, the amount (not to exceed $150,000,000) paid by the Company in the fourth quarter of 2003 for repurchases of its outstanding common stock, less (c) the sum of (i) to the extent included in clause (a), all amounts attributable to minority interests, if any, in the securities of Restricted Subsidiaries, and (ii) the amount by which Restricted Investments exceed 20% of the amount determined in clause (a).

Section 2.     Representations and Warranties and Covenants of the Company.

        2.1     To induce Prudential to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to Prudential that:

(a) this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the Note Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c); and

(d) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing.

        2.2;    The Company agrees that it shall promptly pay the reasonable fees and expenses of O’Melveny & Myers LLP in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

Section 3.     Conditions to Effectiveness of This Amendment. This Second Amendment shall become effective as of October __, 2003 (the “Second Amendment Effective Date”) upon (i) the delivery to Prudential of executed counterparts of this Second Amendment, duly executed by the Company and the Required Holders, (ii) the execution of a counterpart to the Subsidiary Guaranty by NSE Korea Ltd., a Delaware corporation, (iii) the execution of a counterpart to the Amended and Restated Collateral Agency and Intercreditor Agreement by NSE Korea Ltd., a Delaware corporation, and (iv) the execution of a counterpart to the Amended and Restated Subordination Agreement by NSE Korea Ltd., a Delaware corporation.

Section 4.     Certain Matters regarding NSE Korea Ltd. The Company and Prudential acknowledge that, notwithstanding the execution and delivery by NSE Korea Ltd., a Korean corporation domesticated under the laws of Delaware (“NSE Korea Ltd.”), of a counterpart of the Subsidiary Guaranty, certain laws and/or regulations in Korea may make the Subsidiary Guaranty (or certain provisions thereof) unenforceable with respect to NSE Korea Ltd. in Korea and/or restrict the ability of NSE Korea Ltd. to make payments under the Subsidiary Guaranty. Accordingly, Required Holders agree that (a) no representation or warranty (i) made by NSE Korea Ltd. in Section 3.2 or 3.3 of the Subsidiary Guaranty or (ii) made by the Company in Section 5.6 or 5.7 of the Note Agreement shall be deemed to be false or incorrect to the extent that such representation or warranty would be true absent the application of Korean laws and/or regulations; and (b) no Event of Default or Default shall occur under Section 11(d), 11(e) or 11(j) of the Note Agreement as a result of the Subsidiary Guaranty not being valid and enforceable under any Korean law or regulation. In consideration of the foregoing, within 60 days following the Second Amendment Effective Date, to the effect that the pledge of the Equity Securities of NSE Korea Ltd., a Korean corporation, by the Company is not (x) legally obtainable or (y) the consent of a governmental authority is required in order to obtain such pledge and such consent has not been obtained.

Section 5.     Miscellaneous.

    5.1.        This Second Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions, and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

    5.2.        Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

    5.3.        The descriptive heading of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

    5.4.        This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

    5.5.        The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NU SKIN ENTERPRISES, INC.

By:       /s/     Ritch Wood
Name:  Ritch Wood
Its:        Chief Financial Officer

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:         /s/    Iris Krause
Name:    Iris Krause
Its:         Vice President

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